Exhibit 99.1

www.ball.com	303-460-2120, bpotthof@ball.com 415-254-7168, Bradford.Walton@ball.com
News Release For Immediate Release www.ball.com	Investor Contact: Brandon Potthoff 303-460-2120, bpotthof@ball.com Media Contact: Bradford Walton 415-254-7168, Bradford.Walton@ball.com

Ball Corporation Board Appoints Aaron Erter as Director

WESTMINSTER, Colo., June 3, 2024 – Ball Corporation’s (NYSE:BALL) board of directors has appointed Aaron Erter, CEO of James Hardie Industries plc, the world’s leading producer and marketer of high-performance fiber cement siding and fiber gypsum building solutions, to serve as a director of the corporation.

Erter, 51, joined James Hardie as CEO in 2022, and before that served as CEO of PLZ Corp, a leader of specialty liquid and aerosol manufacturing; global president for Sherwin-Williams’ consumer and industrial businesses; senior vice president and general manager of Valspar’s consumer business; and served in numerous leadership roles in sales and marketing while at Stanley Black & Decker. He holds a bachelor’s in economics from The Wharton School at The University of Pennsylvania and a master’s in business administration from The University of Notre Dame – Mendoza College of Business.

“We are thrilled to welcome Aaron to our board of directors,” said Daniel W. Fisher, chairman and chief executive officer. “With his knowledge of the packaging industry from his time at Sherwin-Williams, and deep expertise in building and managing high-performing teams, P&L optimization, strategy development, product development, marketing, sales leadership and M&A efforts for global, multi-billion dollar organizations, he is an ideal complement to our existing board and executive leadership team, as we continue to focus on executing our enterprise-wide strategy and drive Ball’s purpose to advance aluminum packaging while consistently deliver high-quality results, products and returns.”

About Ball Corporation

Ball Corporation supplies innovative, sustainable aluminum packaging solutions for beverage, personal care and household products customers. Ball Corporation employs 16,000 people worldwide (excluding divested aerospace staff) and reported 2023 net sales of $12.06 billion. For more information, visit www.ball.com, or connect with us on Facebook or X (Twitter).

Forward-Looking Statement

This release contains “forward-looking” statements concerning future events and financial performance. Words such as “expects,” “anticipates,” “estimates,” “believes,” and similar expressions typically identify forward looking statements, which are generally any statements other than statements of historical fact. Such statements are based on current expectations or views of the future and are subject to risks and uncertainties, which could cause actual results or events to differ materially from those expressed or implied. You should therefore not place undue reliance upon any forward-looking statements, and they should be read in conjunction with, and qualified in their entirety by, the cautionary statements referenced below. Ball undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key factors, risks and uncertainties that could cause actual outcomes and results to be different are summarized in filings with the Securities and Exchange Commission, including Exhibit 99 in Ball’s Form 10-K, which are available on Ball’s website and at www.sec.gov. Additional factors that might affect: a) Ball’s packaging segments include product capacity, supply, and demand constraints and fluctuations and changes in consumption patterns; availability/cost of raw materials, equipment, and logistics; competitive packaging, pricing and substitution; changes in climate and weather and related events such as drought, wildfires, storms, hurricanes, tornadoes and floods; footprint adjustments and other manufacturing changes, including the startup of new facilities and lines; failure to achieve synergies, productivity improvements or cost reductions; unfavorable mandatory deposit or packaging laws; customer and supplier consolidation; power and supply chain interruptions; changes in major customer or supplier contracts or loss of a major customer or supplier; inability to pass through increased costs; war, political instability and sanctions, including relating to the situation in Russia and Ukraine and its impact on Ball’s supply chain and its ability to operate in Europe, the Middle East and Africa regions generally; changes in foreign exchange or tax rates; and tariffs, trade actions, or other governmental actions, including business restrictions and orders affecting goods produced by Ball or in its supply chain, including imported raw materials; and b) Ball as a whole include those listed above plus: the extent to which sustainability-related opportunities arise and can be capitalized upon; changes in senior management, succession, and the ability to attract and retain skilled labor; regulatory actions or issues including those related to tax, environmental, social and governance reporting, competition, environmental, health and workplace safety, including U.S. Federal Drug Administration and other actions or public concerns affecting products filled in Ball’s containers, or chemicals or substances used in raw materials or in the manufacturing process; technological developments and innovations; the ability to manage cyber threats; litigation; strikes; disease; pandemic; labor cost changes; inflation; rates of return on assets of Ball’s defined benefit retirement plans; pension changes; uncertainties surrounding geopolitical events and governmental policies, including policies, orders, and actions related to COVID-19; reduced cash flow; interest rates affecting Ball’s debt; successful or unsuccessful joint ventures, acquisitions and divestitures, and their effects on Ball’s operating results and business generally.

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